UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 5, 2009 (June 2, 2009)

BARNES & NOBLE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-12302	06-1196501
(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

(212) 633-3300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    On June 2, 2009, at the Annual Meeting of Stockholders (the "Annual Meeting") of Barnes & Noble, Inc. (the "Company"), the Company’s stockholders approved the Barnes & Noble, Inc. 2009 Incentive Plan (the “Incentive Plan"). A description of the material terms of the Incentive Plan is set forth at Proposal 2, under the heading "Approval of the Barnes & Noble, Inc. 2009 Incentive Plan" in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 16, 2009 (the "Proxy Statement"), which description is hereby incorporated by reference into this Item 5.02(e). The foregoing description of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is included as Appendix A to the Proxy Statement and is incorporated herein by reference.

At the Annual Meeting our stockholders also approved the Barnes & Noble, Inc. 2009 Executive Performance Plan (the "Performance Plan"). A description of the material terms of the Performance Plan is set forth at Proposal 3, under the heading "Approval of the Barnes & Noble, Inc. 2009 Executive Performance Plan" in the Proxy Statement, which description is hereby incorporated by reference into this Item 5.02(e). The foregoing description of the Performance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Performance Plan, a copy of which is included as Appendix B to the Proxy Statement and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1

Barnes & Noble, Inc. 2009 Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2009).

10.2

Barnes & Noble, Inc. 2009 Executive Performance Plan (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES & NOBLE, INC. (Registrant)

	By:	/s/ Joseph J. Lombardi
Joseph J. Lombardi
Chief Financial Officer

Date: June 5, 2009